Exhibit 10.1

LIMITED LIABILITY COMPANY AGREEMENT

OF

MPG OFFICE LLC

i

ii

LIMITED LIABILITY COMPANY AGREEMENT
OF
MPG OFFICE LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”), dated as of [______], 2013, of MPG OFFICE LLC, a Maryland limited liability company (the “Company”), is entered into by Brookfield DTLA Fund Office Trust Inc., a Maryland corporation (the “Managing Member”), and any other person who becomes a member hereunder pursuant to the terms of this Agreement.

WHEREAS, MPG Office, LP, a Maryland limited partnership (the “Former LP”), was formed on June 26, 2002;

WHEREAS, prior to the date hereof, Former LP, entered into that certain Agreement and Plan of Merger, dated as of April 24, 2013, by and among Brookfield DTLA Holdings LLC, Brookfield DTLA Fund Office Trust Investor Inc., the Managing Member, Brookfield DTLA Fund Properties LLC (“Partnership Merger Sub”), MPG Office Trust, Inc. (“MPG”), and Former LP (the “Merger Agreement”), pursuant to which (a) MPG agreed to merge with and into the Managing Member, with the Managing Member surviving such merger, pursuant to and in accordance with Section 3-114 of the MGCL, and (b) the Partnership Merger Sub agreed to merge with and into the Former LP, with the Former LP surviving such merger, pursuant to and in accordance with Section 10-208 of the Maryland Revised Uniform Limited Partnership Act (clauses (a) and (b) above, collectively, the “Merger”); and

WHEREAS, following the consummation of the Merger, Former LP was converted into the Company, a Maryland limited liability company, on [____], 2013 pursuant to the filing of the Articles of Conversion From a Limited Partnership to a Limited Liability Company of Former LP with the State Department of Assessments and Taxation of Maryland (the “SDAT”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, effective as of the date hereof, the Managing Member agrees as follows:

ARTICLE 1.
DEFINED TERMS

Section 1.1           Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Maryland Limited Liability Company Act, as amended from time to time, and any successor to such statute.

“Additional Funds” shall have the meaning set forth in Section 4.3.A.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. Control of any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning set forth in the Preamble.

“Available Cash” means all cash that the Managing Member reasonably determines to be available for distribution.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Certificate” means the Certificate of Limited Company relating to the Company filed with the SDAT on June 26, 2002, as amended from time to time in accordance with the terms hereof and the Act.

“Charter” means the Articles of Amendment and Restatement of the Managing Member filed with the Maryland State Department of Assessments and Taxation on April 19, 2013, as amended by the Articles Supplementary filed with the Maryland State Department of Assessments and Taxation on August 23, 2013.

“Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Unit” means each Company Unit that is not entitled to any preference with respect to any other Company Unit as to distribution or voluntary or involuntary liquidation, dissolution or winding-up of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Company Interest” means an ownership interest in the Company and includes any and all benefits to which a Member may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement, the Certificate and the Act. There may be one or more classes or series of Company Interests determined by the Managing Member in its sole discretion. A Company Interest may be expressed as a number of Company Units. Unless otherwise expressly provided for by the Managing Member at the time of the original issuance of any Company Interests, all Company Interests shall be of the same class or series.

“Company Record Date” means the record date established by the Managing Member for the distribution of Available Cash with respect to Common Units pursuant to Section 5.1 which record date shall be the same as the record date established by the Managing Member for a distribution to its stockholders of some or all of its portion of such distribution.

“Company Unit” or “Unit” means, with respect to any class of Company Interest, a fractional, undivided share of such class of Company Interest issued pursuant to this Agreement.

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“Company Year” means the fiscal year of the Company, which shall be the calendar year.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds, guarantees and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

“Indemnitee” means (i) any Person subject to a claim or demand or made or threatened to be made a party to, or involved or threatened to be involved in, an action, suit or proceeding by reason of his or her status as (A) the Managing Member or (B) a director or officer, employee or agent of the Company or the Managing Member, and (ii) such other Persons (including Affiliates of the Managing Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Junior Units” means Company Units representing any class or series of Company Interest ranking, as to distributions or voluntary or involuntary liquidation, dissolution or winding-up of the Company, junior to the Series A Preferred Units.

“Liquidating Event” shall have the meaning set forth in Section 11.1.

“Liquidator” shall have the meaning set forth in Section 11.2.A.

“Managing Member” shall have the meaning set forth in the Recitals.

“Members” means the undersigned Person and any other Person who, from time to time, is admitted as a member of the Company in accordance with this Agreement and applicable law, so long as such Person continues as a member of the Company. Reference to a “Member” shall be to any one of the Members.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“MPG” shall have the meaning set forth in the Recitals.

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“MPG Preferred Accrual” means, with respect to each Series A Preferred Share, an amount equal to $[ ], minus the aggregate amount of distributions made with respect to such outstanding Series A Preferred Share pursuant to this Agreement.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or other shares of capital stock of the Managing Member, or (ii) any Debt issued by the Managing Member that provides any of the rights described in clause (i).

“Parity Preferred Unit” means any class or series of Company Interests of the Company now or hereafter authorized, issued or outstanding expressly designated by the Company to rank on a parity with the Series A Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company, or both, as the context may require.

“Partnership Merger Sub” shall have the meaning set forth in the Recitals.

“Percentage Interest” means, as to a Member holding a class or series of Company Interests, its interest in such class or series as determined by dividing the Company Units of such class or series owned by such Member by the total number of Company Units of such class then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time. If the Company issues more than one class or series of Company Interests, the interest in the Company among the classes or series of Company Interests shall be determined as set forth in the amendment to the Company Agreement setting forth the rights and privileges of such additional classes or series of Company Interest, if any, as contemplated by Section 4.3.B.

“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“Preferred Distribution Shortfall” means, with respect to any Company Interests that are entitled to any preference in distributions of Available Cash pursuant to this Agreement, the aggregate amount of the required distributions for such outstanding Company Interests for all prior distribution periods minus the aggregate amount of the distributions made with respect to such outstanding Company Interests pursuant to this Agreement.

“Regulations” means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Requirements” shall have the meaning set forth in Section 5.1.

“REIT Series A Preferred Share” means a share of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share, liquidation preference $25 per share, of the Managing Member.

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“REIT Share” means a share of common stock, par value $.01 per share, of the Managing Member.

“SDAT” shall have the meaning set forth in the Recitals.

“Series A Articles Supplementary” means the Articles Supplementary of the Managing Member in connection with its REIT Series A Preferred Shares, as filed with the SDAT on August 23, 2013.

“Series A Preferred Capital” means an amount equal to the product of (i) the number of Series A Preferred Units then held by the Managing Member multiplied by (ii) the sum of $25, any Preferred Distribution Shortfall and MPG Preferred Accrual per Series A Preferred Unit and any accrued and unpaid distribution per Series A Preferred Unit for the current distribution period.

“Series A Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 13.2.A hereof.

“Series A Preferred Units” means the Company’s 7.625% Series A Cumulative Redeemable Company Units, with the rights, priorities and preferences set forth herein, which for all purposes hereunder shall be treated as a continuation of the Former LP’s 7.625% Series A Cumulative Redeemable Company Units.

“Series A Priority Return” shall mean an amount equal to the 7.625% per annum on the stated value of $25 per Series A Preferred Unit (equivalent to the fixed annual amount of $1.90625 per Series A Preferred Unit), commencing on the date of issuance of such Series A Preferred Unit. For any partial quarterly period, the amount of the Series A Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

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Section 1.2           Rules of Construction

Words used herein, regardless of the number or any gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words “hereof,” “herein,” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof. References herein to any Article, Section, Schedule or Exhibit shall be to an Article, a Section, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The word “or” is not exclusive. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

ARTICLE 2.
ORGANIZATIONAL MATTERS

Section 2.1           Organization

The Company was originally formed as a limited partnership pursuant to the provisions of the Maryland Revised Uniform Limited Partnership Act and converted into a limited liability company pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Company and the administration and termination of the Company shall be governed by the Act.

Section 2.2           Name

The name of the Company is MPG Office LLC. The Company’s business may be conducted under any other name or names deemed advisable by the Managing Member, including the name of the Company or any Affiliate thereof. The words “Limited Liability Company,” “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Managing Member in its sole and absolute discretion may change the name of the Company at any time and from time to time.

Section 2.3           Registered Office and Agent; Principal Office

The name and address of the registered office and registered agent of the Company in the State of Maryland are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, MD 21202. The address of the principal office of the Company in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, MD 21202. The principal office of the Company is located at c/o Brookfield Office Properties Inc., Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281, or such other place as the Managing Member may from time to time designate. The Company may maintain offices at such other place or places within or outside the State of Maryland as the Managing Member deems advisable.

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Section 2.4           Term

The term of the Company shall continue in full force and effect until December 31, 2102 or until it is dissolved pursuant to the provisions of Article 11 or as otherwise provided by law.

ARTICLE 3.
PURPOSE

Section 3.1           Purpose and Business

The purpose and nature of the business to be conducted by the Company is (i) to conduct any business that may be lawfully conducted by a limited liability company organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the Managing Member at all times to be classified as a REIT for federal income tax purposes, unless the Managing Member ceases to qualify as a REIT for reasons other than the conduct of the business of the Company, (ii) to enter into any partnership, joint venture, company, real estate investment trust or other similar arrangement to engage in any business described in the foregoing clause (i) or to own interests in any entity engaged, directly or indirectly, in any such business and (iii) to do anything necessary or incidental to the foregoing.

Section 3.2           Powers

The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, notwithstanding anything to the contrary in this Agreement, the Company shall not take, or refrain from taking, any action which, in the judgment of the Managing Member, in its sole and absolute discretion, (i) absent the consent of the Managing Member, which may be given or withheld in its sole and absolute discretion, could subject the Managing Member to any taxes under Section 857 or Section 4981 of the Code, or (ii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Managing Member or its securities, unless any such action (or inaction) under the foregoing clauses (i) or (ii) shall have been specifically consented to by the Managing Member in writing.

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Section 3.3           Company Only for Purposes Specified

The Company shall be a limited liability company only for the purposes specified in Section 3.1. Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member, nor shall the Company be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

ARTICLE 4.
CAPITAL CONTRIBUTIONS; PERCENTAGE INTERESTS

Section 4.1           Capital Contributions; Percentage Interest.

The Managing Member shall have made capital contributions to the Company and own Company Units of the class or series and in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Company as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the Managing Member to the extent necessary to reflect accurately exchanges, redemptions, capital contributions, the issuance of additional Company Units or similar events having an effect on a Member’s Percentage Interest.

Section 4.2           Loans by Third Parties

Subject to Section 4.3, the Company may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose with any Person that is not the Managing Member upon such terms as the Managing Member determines appropriate; provided that, the Company shall not incur any Debt that is recourse to the Managing Member, except to the extent otherwise agreed to by the Managing Member in its sole discretion.

Section 4.3           Additional Contributions

A.           Additional Funds. No member shall have any obligation to make additional capital contributions to the Company. The Managing Member may, at any time and from time to time determine that the Company requires additional funds (“Additional Funds”) for the acquisition of additional Properties or for such other Company purposes as the Managing Member may determine. Additional Funds may be raised by the Company, at the election of the Managing Member, in any manner provided in, and in accordance with, this Section 4.3.

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B.           Issuance of Additional Company Interests. The Managing Member, in its sole and absolute discretion, may raise all or any portion of the Additional Funds by accepting additional capital contributions of cash. The Managing Member may also accept additional capital contributions of real property or any other non-cash assets. In connection with any such additional capital contributions (of cash or property), the Managing Member is hereby authorized to cause the Company from time to time to issue to Members (including the Managing Member) or other Persons (including, without limitation, in connection with the contribution of property to the Company) additional Company Units or other Company Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers, and duties, including rights, powers, and duties senior to then existing Company Interests, all as shall be determined by the Managing Member in its sole and absolute discretion subject to Maryland law, and as set forth by amendment to this Agreement, including without limitation, (i) the allocations of items of Company income, gain, loss, deduction, and credit to such class or series of Company Interests; (ii) the right of each such class or series of Company Interests to share in Company distributions; (iii) the rights of each such class or series of Company Interests upon dissolution and liquidation of the Company; and (iv) the right to vote; provided, that no such additional Company Units or other Company Interests shall be issued to the Managing Member unless either (a) (1) the additional Company Interests are issued in connection with the grant, award, or issuance of shares of the Managing Member pursuant to Section 4.3.C below, which shares have designations, preferences, and other rights (except voting rights) such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the additional Company Interests issued to the Managing Member in accordance with this Section 4.3.B, and (2) the Managing Member shall make a capital contribution to the Company in an amount equal to the net proceeds raised in connection with such issuance, or (b) the additional Company Interests are issued to all Members holding Company Interests in the same class in proportion to their respective Percentage Interests in such class. In the event that the Company issues additional Company Interests pursuant to this Section 4.3.B, the Managing Member shall make such revisions to this Agreement as it determines are necessary to reflect the issuance of such additional Company Interests.

C.           Issuance of REIT Shares or Other Securities by the Managing Member. The Managing Member shall not issue any additional REIT Shares (other than REIT Shares issued pursuant to a dividend or distribution (including any stock split) of REIT Shares to all of its stockholders or all of its stockholders who hold a particular class of stock of the Managing Member), other shares of capital stock of the Managing Member or New Securities unless (i) the Managing Member shall cause the Company to issue to the Managing Member, Company Interests or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights, all such that the economic interests thereof are substantially similar to those of the REIT Shares, other shares of capital stock of the Managing Member or New Securities issued by the Managing Member and (ii) the Managing Member shall make a capital contribution of the net proceeds from the issuance of such additional REIT Shares, other shares of capital stock or New Securities, as the case may be, and from the exercise of the rights contained in such additional New Securities, as the case may be. Without limiting the foregoing, the Managing Member is expressly authorized to issue REIT Shares, other shares of capital stock of the Managing Member or New Securities for no tangible value or for less than fair market value, and the Managing Member is expressly authorized to cause the Company to issue to the Managing Member corresponding Company Interests, so long as (x) the Managing Member concludes in good faith that such issuance of Company Interests is in the interests of the Company; and (y) the Managing Member contributes all proceeds, if any, from such issuance and exercise to the Company.

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Section 4.4           Other Contribution Provisions

In the event that any Member is admitted to the Company and is given (or is treated as having received) a interest in the capital or profits of the Company in exchange for services rendered to the Company, such transaction shall be treated by the Company and the affected Member as if the Company had compensated such Member in cash, and the Member had contributed such cash to the capital of the Company. In addition, with the consent of the Managing Member, in its sole discretion, one or more Members may enter into agreements with the Company, in the form of a guarantee or contribution agreement, which have the effect of providing a guarantee of certain obligations of the Company.

Section 4.5           No Preemptive Rights

Except to the extent expressly granted by the Company pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional capital contributions or loans to the Company or (ii) issuance or sale of any Company Interests.

ARTICLE 5.
DISTRIBUTIONS

Section 5.1           Requirement and Characterization of Distributions

The Managing Member shall cause the Company to distribute quarterly all, or such portion as the Managing Member may in its discretion determine, Available Cash generated by the Company to the Members who are Members on the applicable record date with respect to such distribution, (1) first, with respect to any class or series of Company Interests that are entitled to any preference in distribution, in accordance with the rights of such class or series of Company Interests (and within such class or series, pro rata in proportion to the respective Percentage Interests on the applicable record date), and (2) second, with respect to any class or series of Company Interests that are not entitled to any preference in distributions, pro rata to each such class or series in accordance with the terms of such class or series to the Members who are Members of such class or series on the Company Record Date with respect to such distribution (and within each such class or series, pro rata in proportion to the respective Percentage Interests on such Company Record Date). Unless otherwise expressly provided for herein or in an agreement, if any, entered into in connection with the creation of a new class or series of Company Interests created in accordance with Article 4, no Company Interest shall be entitled to a distribution in preference to any other Company Interest. The Managing Member shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to cause the Company to distribute sufficient amounts to enable the Managing Member, for so long as the Managing Member has determined to qualify as a REIT, to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (“REIT Requirements”), and (b) except to the extent otherwise determined by the Managing Member, avoid any federal income or excise tax liability of the Managing Member, except to the extent that a distribution pursuant to clause (b) would prevent the Company from making a distribution to the holders of Series A Preferred Units in accordance with Section 13.2. Except as prohibited by the Charter or Maryland law, in the event that Brookfield DTLA Fund Properties II LLC makes a distribution to the Company, the Managing Member shall authorize, and the Company shall make, a like distribution out of legally available funds.

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Section 5.2           Distributions in Kind

Except as expressly provided herein, no right is given to any Member to demand and receive property other than cash. The Managing Member may determine, in its sole and absolute discretion, to make a distribution in-kind to the Members of Company assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 9.

Section 5.3           Distributions Upon Liquidation

Notwithstanding Section 5.1, proceeds from a Liquidating Event shall be distributed to the Members in accordance with Section 11.2.

Section 5.4           Distributions to Reflect Issuance of Additional Company Interests

In the event that the Company issues additional Company Interests to the Managing Member or any other Member pursuant to Section 4.3.B, the Managing Member shall make such revisions to this Article 5 as it determines are necessary to reflect the issuance of such additional Company Interests. In the absence of any agreement to the contrary, a Member shall be entitled to the distributions set forth in Section 5.1 (without regard to this Section 5.4) with respect to the period during which the closing of its contribution to the Company occurs, multiplied by a fraction the numerator of which is the number of days from and after the date of such closing through the end of the applicable period, and the denominator of which is the total number of days in such period.

ARTICLE 6.
ALLOCATIONS

Section 6.1           Allocations

For so long as the Managing Member is the sole member, for income tax purposes each item of income, gain, loss, deduction and credit shall be allocated 100% to the Managing Member.

Section 6.2           Allocations to Reflect Issuance of Additional Company Interests.

In the event that the Company issues additional Company Interests to the Managing Member, a Managing Member or any Additional Managing Member pursuant to Section 4.3, the Managing Member shall make such revisions to this Article 6 as it determines are necessary to reflect the terms of the issuance of such additional Company Interests, including making preferential allocations to certain classes of Company Interests, in accordance with any method selected by the Managing Member.

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ARTICLE 7.
MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1           Management

A.           The business and affairs of the Company shall be managed by the Managing Member, who shall have the power and authority, on behalf of the Company, to take any action of any kind not inconsistent with the provisions of the Agreement and to do anything and everything the Managing Member deems necessary or appropriate to carry on the business and purposes of the Company, including, without limitation, the right to nominate and approve any nomination of directors to the board of each Subsidiary (including any Subsidiary that is a REIT). The Managing Member shall be the “manager” (within the meaning of the Act) of the Company.

Section 7.2           Certificate of Formation of the Company

To the extent that such action is determined by the Managing Member to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company (or an entity in which the members have limited liability) under the laws of the State of Maryland and to maintain the Company’s qualification to do business as a foreign limited liability company in each other state, the District of Columbia or other jurisdiction, in which the Company may elect to do business or own property. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company (or an entity in which the members have limited liability) in the State of Maryland, any other state, or the District of Columbia or other jurisdiction, in which the Company may elect to do business or own property.

Section 7.3           Contracts with Affiliates

A.           The Company may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions established in the sole and absolute discretion of the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Person.

B.           The Company may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the Managing Member in its sole discretion deems advisable.

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Section 7.4           Indemnification

A.           To the fullest extent permitted by law, the Company shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that the act or failure to act of the Indemnitee constitutes willful misconduct or recklessness. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.4 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.4.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.4.A. Any indemnification pursuant to this Section 7.4 shall be made only out of the assets of the Company, and any insurance proceeds from the liability policy covering the Managing Member and any Indemnitee, and neither the Managing Member nor any Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.4, except to the extent otherwise expressly agreed to by such Member and the Company.

B.           Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Company in advance of the final disposition of the proceeding upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Section 7.4 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C.           The indemnification provided by this Section 7.4 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

D.           The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E.           For purposes of this Section 7.4, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.4; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

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F.           In no event may an Indemnitee subject the Member to personal liability by reason of the indemnification provisions set forth in this Agreement.

G.           An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.4 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H.           The provisions of this Section 7.4 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company’s liability to any Indemnitee under this Section 7.4 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I.           Any indemnification hereunder is subject to, and limited by, the provisions of Section 10-107 of the Act.

J.          In the event the Company is made a party to any litigation or otherwise incurs any loss or expense as a result of or in connection with any Member’s personal obligations or liabilities unrelated to Company business, such Member shall indemnify and reimburse the Company for all such loss and expense incurred, including legal fees, and the Company interest of such Member may be charged therefor. The liability of a Member under this Section 7.4.K shall not be limited to such Member’s Company Interest, but shall be enforceable against such Member personally.

Section 7.5           Liability of the Managing Member

A.           Notwithstanding anything to the contrary set forth in this Agreement, none of the Managing Member nor any of its officers, directors, agents or employees shall be liable or accountable in damages or otherwise to the Company, any Members, or their successors or assigns, for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if the Managing Member acted in good faith.

B.           Subject to its obligations and duties as Managing Member set forth in Section 7.1.A, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

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C.           Any amendment, modification or repeal of this Section 7.5 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Managing Member and any of its officers, directors, agents and employee’s liability to the Company and the other Members under this Section 7.5 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.6           Reimbursement of the Managing Member

The Company shall be responsible for and shall pay all expenses relating to the Company’s and the Managing Member’s organization, the ownership of its assets and its operations. The Managing Member is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Company. Except to the extent provided in this Agreement, the Managing Member and its Affiliates shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine in its sole and absolute discretion, for all expenses that the Managing Member and its Affiliates incur relating to the ownership and operation of, or for the benefit of, the Company (including, without limitation, administrative expenses). Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.4 hereof. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Company incurred on its behalf, and not as expenses of the Managing Member.

Section 7.7           Other Matters Concerning the Managing Member

A.           Notwithstanding any other provisions of this Agreement or any non-mandatory provision of the Act, (i) the Company shall be operated in such a manner that will enable the Managing Member, for so long as the Managing Member has determined to qualify as a REIT, to continue to qualify as a REIT, and (ii) any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company, undertaken in the good faith belief that such action or omission is necessary or advisable in order to protect the ability of the Managing Member, for so long as the Managing Member has determined to qualify as a REIT, to (i) continue to qualify as a REIT or (ii) avoid the Managing Member incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement.

B.           In the event the Managing Member exercises its rights under the Charter to purchase REIT Shares, other capital stock of the Managing Member or New Securities, as the case may be, then the Managing Member shall cause the Company to purchase from it a number of Company Units equal to the number of REIT Shares, other capital stock of the Managing Member or New Securities, as the case may be, so purchased on the same terms that the Managing Member purchased such REIT Shares, other capital stock of the Managing Member or New Securities, as the ease may be.

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Section 7.8           Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and such Person shall be entitled to deal with the Managing Member as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the Managing Member in connection with any such dealing. In no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE 8.
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1           Records and Accounting

The Managing Member shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of any information storage device, provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 8.2           Fiscal Year

The fiscal year of the Company shall be the calendar year.

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ARTICLE 9.
TAX MATTERS

Section 9.1           Preparation of Tax Returns

The Managing Member shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes.

Section 9.2           Tax Elections

A.           Except as otherwise provided herein, the Managing Member shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The Managing Member shall have the right to seek to revoke any such election upon the Managing Member’s determination in its sole and absolute discretion that such revocation is the best interests of the Company.

B.           The Managing Member intends for the Company to be treated as a disregarded entity and not as an association taxable as a corporation for U.S. federal, state and local tax purposes. Unless the Managing Member determines otherwise, it will not take any position inconsistent with such treatment (on any tax return or otherwise).

ARTICLE 10.
TRANSFERS; ADMISSION OF ADDITIONAL MEMBERS

Section 10.1         Transfers; Admission Additional Members. No Member may directly or indirectly transfer, sell, pledge, hypothecate or otherwise encumber any Company Interests unless such transfer, sale, pledge, hypothecation or encumbrance has been approved in advance by the Managing Member in its sole discretion. The Company may admit additional members at the Managing Member’s sole discretion and on terms agreed to by the Managing Member.

ARTICLE 11.
DISSOLUTION AND LIQUIDATION

Section 11.1         Dissolution.

The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

A.           the expiration of its term as provided in Section 2.4;

B.           an event of withdrawal of the Managing Member, as defined in the Act, unless, within 90 days after the withdrawal, all of the remaining Members agree in writing, in their sole and absolute discretion, to continue the business of the Company and to the appointment, effective as of the date of withdrawal, of a substitute Managing Member;

C.           subject to compliance with Section 11.2 an election to dissolve the Company made by the Managing Member, in its sole and absolute discretion;

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D.           entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

E.           any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company; and

F.           a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the Managing Member is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Managing Member, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute Managing Member.

Section 11.2         Winding Up

A.           Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding-up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding-up of the Company’s business and affairs. The Managing Member (the “Liquidator”) shall be responsible for overseeing the winding-up and dissolution of the Company and shall take full account of the Company’s liabilities and property and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares of stock in the Managing Member) shall be applied and distributed in the following order:

(1)         First, to the payment and discharge of all of the Company’s debts and liabilities to creditors other than the Members;

(2)         Second, to the payment and discharge of all of the Company’s debts and liabilities to the Managing Member;

(3)         Third, to the holder of the Series A Preferred Units in an amount equal to Series A Preferred Capital; and

(4)         The balance, if any, to the Members in accordance with Section 5.1.

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article 11 other than reimbursement of its expenses as provided in Section 7.4.

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B.           Notwithstanding the provisions of Section 11.2.A which require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 11.2.A, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in shall be made only if, in the good faith judgment of the Liquidator, such distributions in-kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 11.4         Compliance with Timing Requirements of Regulations

In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Managing Member and Members pursuant to this Article 11 may be:

(1)         distributed to a trust established for the benefit of the Managing Member and Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Managing Member arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Managing Member and Members from time to time, in the reasonable discretion of the Liquidator or the Managing Member, in the same proportions and the amount distributed to such trust by the Company would otherwise have been distributed to the Managing Member and Members pursuant to this Agreement; or

(2)         withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided, that such withheld or escrowed amounts shall be distributed to the Managing Member and Members in the manner and priority set forth in Section 11.2.A as soon as practicable.

Section 11.6         Rights of Members

Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of his capital contribution and shall have no right or power to demand or receive property from the Managing Member. No Member shall have priority over any other Member as to the return of his capital contributions, distributions or allocations.

Section 11.7         Notice of Dissolution

In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 11.1, result in a dissolution of the Company, the Managing Member shall, within 30 days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Managing Member).

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Section 11.8         Cancellation of Certificate of Formation

Upon the completion of the liquidation of the Company cash and property as provided in Section 11.2, the Company shall be terminated and the Certificate and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Maryland shall be cancelled and such other actions as may be necessary to terminate the Company shall be taken.

Section 11.9         Reasonable Time for Winding-Up

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 11.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

Section 11.10         Waiver of Partition

Each Member hereby waives any right to partition of the Company property.

ARTICLE 12.
GENERAL PROVISIONS

Section 12.1         Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 12.2         Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 12.3         Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

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Section 12.4         Creditors

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 12.5         Waiver

No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 12.6         Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 12.7         Applicable Law

This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law.

Section 12.8         Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 12.9         Amendments

This Agreement may be amended only by written instrument executed by the Managing Member.

ARTICLE 13.

SERIES A PREFERRED UNITS

Section 13.1         Designation and Number

A series of Company Units in the Company designated as the “7.625% Series A Cumulative Redeemable Preferred Units” (the “Series A Preferred Units”) is hereby established. The number of Series A Preferred Units shall be 10,000,000. The Company agrees that an amount equal to the MPG Preferred Accrual (without deduction for any distributions) shall be deemed to be accrued and unpaid on each Series A Preferred Unit as of the date hereof.

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Section 13.2         Distributions

A.           Payment of Distributions. Subject to the rights of holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1, the Managing Member, as holder of the Series A Preferred Units, will be entitled to receive, when, as and if declared by the Company acting through the Managing Member, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Series A Priority Return plus any amounts then outstanding in respect of the MPG Preferred Accrual. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears, on the last calendar day of January, April, July and October, of each year commencing on the first of such dates to occur after the original date of issuance, and (ii) in the event of a redemption of Series A Preferred Units, on the redemption date (each a “Series A Preferred Unit Distribution Payment Date”). If any date on which distributions are to be made on the Series A Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

B.           Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series A Preferred Units will accrue whether or not the terms and provisions set forth in this Section 13.2 hereof at any time prohibit the current payment of distributions whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized.

C.           Priority as to Distributions.

(i)          Except as provided in Section 13.2.C.(ii) below, no distributions shall be declared or paid or set apart for payment and no other distribution of cash or other property may be declared or made on or with respect to any Parity Preferred Unit or Junior Unit as to distributions (other than a distribution paid in Junior Units as to distributions and upon liquidation) for any period, nor shall any Junior Units or Parity Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Company (except by conversion into or exchange for Junior Units as to distributions and upon liquidation, and except for the redemption of Company Interests corresponding to any REIT Series A Preferred Shares, Parity Preferred Shares (as defined in the REIT Series A Articles Supplementary) or Junior Stock (as defined in the REIT Series A Articles Supplementary) to be purchased by the Managing Member pursuant to the Charter to the extent necessary to preserve the Managing Member’s status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Charter), unless full cumulative distributions on the Series A Preferred Units (and the MPG Preferred Accrual) for all past periods and the then current period shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

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(ii)         When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Units (including the MPG Preferred Accrual) and any other Parity Preferred Units as to distributions, all distributions declared upon the Series A Preferred Units (including the MPG Preferred Accrual) and each such other classes or series of Parity Preferred Units as to the payment of distributions shall be declared pro rata so that the amount of distributions declared per Series A Preferred Unit (including the MPG Preferred Accrual) and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distribution per Series A Preferred Unit (including the MPG Preferred Accrual) and such other class or series Parity Preferred Units (which shall not include any accrual in respect of unpaid distribution on such other class or series of Parity Preferred Units for prior distribution periods if such other class or series of Parity Preferred Unit does not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series A Preferred Units which may be in arrears.

D.           No Further Rights. The Managing Member, solely in its capacity as holder of the Series A Preferred Units, shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein. Any distribution payment made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series A Preferred Units which remain payable. Accrued but unpaid distributions on the Series A Preferred Units will accumulate as of the Series A Preferred Unit Distribution Payment Date on which they first become payable.

Section 13.3         Liquidation Proceeds

A.           Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, distributions on the Series A Preferred Units shall be made in accordance with Article 11 hereof.

B.           Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the Managing Member pursuant to Section 11.7 hereof.

C.           No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the Managing Member, solely in its capacity as holder of the Series A Preferred Units will have no right or claim to any of the remaining assets of the Company.

D.           Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company to, or the consolidation or merger or other business combination of the Company with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Company) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

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Section 13.4         Redemption

A.           Redemption. If the Managing Member elects to redeem any of the REIT Series A Preferred Shares in accordance with the terms of the REIT Series A Articles Supplementary, the Company shall, on the date set for redemption of such REIT Series A Preferred Shares, redeem the number of Series A Preferred Units equal to the number of REIT Series A Preferred Shares for which the Managing Member has given notice of redemption pursuant to Section 5 of the REIT Series A Articles Supplementary, at a redemption price, payable in cash, equal to the product of (i) the number of Series A Preferred Units being redeemed, and (ii) the sum of $25, any Preferred Distribution Shortfall and any MPG Preferred Accrual per Series A Preferred Unit, and any accrued and unpaid distribution per Series A Preferred Unit for the current distribution period.

B.           Procedures for Redemption. The following provisions set forth the procedures for redemption:

(i)          Notice of redemption will be given by the Managing Member to the Company concurrently with the notice of the Managing Member sent to the holders of its REIT Series A Preferred Shares in connection with such redemption. Such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series A Preferred Units to be redeemed; (D) the place or places where the Series A Preferred Units are to be surrendered for payment of the redemption price; and (E) that distributions on the Series A Preferred Units to be redeemed will cease to accumulate on such redemption date. If less than all of the Series A Preferred Units are to be redeemed, the notice shall also specify the number of Series A Preferred Units to be redeemed.

(ii)         On or after the redemption date, the Managing Member shall present and surrender the certificates, if any, representing the Series A Preferred Units to the Company at the place designated in the notice of redemption and thereupon the redemption price of such Units (including all accumulated and unpaid distributions up to the redemption date) shall be paid to the Managing Member and each surrendered Unit certificate, if any, shall be canceled. If fewer than all the Units represented by any such certificate representing Series A Preferred Units are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(iii)        From and after the redemption date (unless the Company defaults in payment of the redemption price), all distributions on the Series A Preferred Units designated for redemption in such notice shall cease to accumulate and all rights of the Managing Member, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to the redemption date), shall cease and terminate, and such Series A Preferred Units shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Company, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series A Preferred Units so called for redemption in trust for the Managing Member with a bank or trust company, in which case the redemption notice to the Managing Member shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require the Managing Member to surrender the certificates, if any, representing such Series A Preferred Units at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the Managing Member at the end of two years after the redemption date shall be returned by such bank or trust company to the Company.

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Section 13.5         Ranking

The Series A Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company, rank (i) senior to the Common Units and to all other Company Interests the terms of which provide that such Company Interests shall rank junior to the Series A Preferred Units; (ii) on a parity with all Parity Preferred Units; and (iii) junior to all Company Units which rank senior to the Series A Preferred Units.

Section 13.6         Transfer Restrictions

The Series A Preferred Units shall not be transferable.

Section 13.7         No Conversion Rights

The Series A Preferred Units shall not be convertible into any other class or series of interest in the Company.

Section 13.8         No Sinking Fund

No sinking fund shall be established for the retirement or redemption of Series A Preferred Units.

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IN WITNESS WHEREOF, the parties hereto have executed this Limited Liability Company Agreement as of the date first written above.

MEMBER:

BROOKFIELD DTLA FUND OFFICE TRUST INC.

By:
Name:
Title:

Signature Page to LLC Agreement of MPG Office LLC

EXHIBIT A

Initial Capital Contributions

Member	Capital Contribution		Company Interest

Managing Member		$0	___ Series A Preferred Units

Managing Member	$	[•]	___Common Units

Signature Page to LLC Agreement of MPG Office LLC